As filed with the Securities and Exchange Commission on May 11, 2009.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Crosstex Energy, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1616605 (I.R.S. Employer Identification Number)
2501 Cedar Springs, Dallas, Texas 75201
(Address of principal executive offices, including zip code)

Crosstex Energy GP, LLC Long-Term Incentive Plan
(Full title of the plan)

William W. Davis
Crosstex Energy GP, L.P.
2501 Cedar Springs
Dallas, Texas 75201
(Name and address of agent for service)
(214) 953-9500
(Telephone number, including area code, of agent for service)

Copy to:
Douglass M. Rayburn
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
(214) 953-6500

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered	registered (1)	share (2)	price	registration fee
Common Units, representing limited partner interests	3,800,000 units	$3.20	$12,160,000	$679

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), common units that may be issuable upon any unit split, unit dividend or similar transaction with respect to these common units are also being registered hereunder.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the shares of common stock as reported on The Nasdaq Global Select Market on May 8, 2009.

PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1

EXPLANATORY NOTE
     This Registration Statement is being filed, in accordance with General Instruction E to Form S-8, solely to register the issuance of an aggregate of up to 3,800,000 additional common units representing limited partner interests of Crosstex Energy, L.P., 800,000 of which were authorized pursuant to an amendment to the Crosstex Energy GP, LLC Long-Term Incentive Plan approved by the Board of Directors of Crosstex Energy GP, LLC, the general partner of our general partner, Crosstex Energy GP, L.P., on March 8, 2006, 2,200,000 of which were authorized pursuant to an amendment to the Crosstex Energy GP, LLC Long-Term Incentive Plan approved by the Board of Directors of Crosstex Energy GP, LLC on November 7, 2007 and 800,000 of which were authorized pursuant to an amendment to the Crosstex Energy GP, LLC Long-Term Incentive Plan, as amended and restated on March 17, 2009, and approved by our stockholders on May 7, 2009 (the “Plan”). We previously filed (i) a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on July 14, 2003 (File No. 333-107025) covering 700,000 common units (1,400,000 common units following the two-for-one split of our outstanding common units on March 29, 2004) and (ii) a Registration Statement on Form S-8 with the Commission on August 18, 2005 (File No. 333-127645) covering an additional 400,000 common units, in each case authorized for issuance under the Plan (the “Prior Registration Statements”). Except as supplemented by the information set forth below, the contents of the Prior Registration Statements are incorporated herein by reference.
PART II
Item 3. Incorporation of Documents by Reference.
     We incorporate by reference the following documents filed by us with the Commission:
     (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on March 2, 2009;
     (2) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed on May 8, 2009;
     (3) our Current Reports on Form 8-K filed on January 16, 2009; and
     (4) the description of our common units contained in our Registration Statement on Form 8-A, filed on November 4, 2002.
     All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or any document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

4.1	—	Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of March 23, 2007 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated March 23, 2007, filed with the Commission on March 27, 2007).

4.2	—	Amendment No. 1 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated December 20, 2007 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated December 20, 2007, filed with the Commission on December 21, 2007).

4.3	—	Amendment No. 2 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated March 27, 2008, filed with the Commission on March 28, 2008).

4.4	—	Agreement of Limited Partnership of Crosstex Energy GP, L.P., dated as of July 12, 2002 (incorporated by reference to Exhibit 3.6 to our Registration Statement on Form S-1, file No. 333-97779).

4.5	—	Amended and Restated Limited Liability Company Agreement of Crosstex Energy GP, LLC, dated as of December 17, 2002 (incorporated by reference to Exhibit 3.8 to our Registration Statement on Form S-1, file No. 333-97779).

4.6	—	Crosstex Energy GP, LLC Amended and Restated Long-Term Incentive Plan, effective as of March 17, 2009 (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 8, 2009).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page to this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on this 11th day of May, 2009.

CROSSTEX ENERGY, L.P.
By:	Crosstex Energy GP, L.P.,
its general partner

By:	Crosstex Energy GP, LLC,
its general partner

By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Barry E. Davis, Joe A. Davis and William W. Davis, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power or substitution and resubstitution for him in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Barry E. Davis Barry E. Davis	President, Chief Executive Officer and Director (Principal Executive Officer)	May 11, 2009

/s/ Leldon E. Echols	Director	May 11, 2009
Leldon E. Echols

/s/ Bryan H. Lawrence	Director	May 11, 2009
Bryan H. Lawrence

Signature	Title	Date

/s/ Sheldon B. Lubar	Director	May 11, 2009
Sheldon B. Lubar

/s/ Cecil E. Martin	Director	May 11, 2009
Cecil E. Martin

/s/ Kyle D. Vann	Director	May 11, 2009
Kyle D. Vann

/s/ William W. Davis William W. Davis	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 11, 2009

EXHIBIT INDEX

4.1	—	Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated as of March 23, 2007 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated March 23, 2007, filed with the Commission on March 27, 2007).

4.2	—	Amendment No. 1 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P., dated December 20, 2007 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated December 20, 2007, filed with the Commission on December 21, 2007).

4.3	—	Amendment No. 2 to Sixth Amended and Restated Agreement of Limited Partnership of Crosstex Energy, L.P. (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated March 27, 2008, filed with the Commission on March 28, 2008).

4.4	—	Agreement of Limited Partnership of Crosstex Energy GP, L.P., dated as of July 12, 2002 (incorporated by reference to Exhibit 3.6 to our Registration Statement on Form S-1, file No. 333-97779).

4.5	—	Amended and Restated Limited Liability Company Agreement of Crosstex Energy GP, LLC, dated as of December 17, 2002 (incorporated by reference to Exhibit 3.8 to our Registration Statement on Form S-1, file No. 333-97779).

4.6	—	Crosstex Energy GP, LLC Amended and Restated Long-Term Incentive Plan, effective as of March 17, 2009 (incorporated by reference to Exhibit 10.3 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 8, 2009).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page to this Registration Statement).